UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Staterment Pursuant to Section 14c of the Securities Exchange Act of 1934

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HIGHLIGHT NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

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HIGHLIGHT NETWORKS, INC.
7325 Oswego Road
Liverpool, New York 13090

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.

INTRODUCTION

This notice and information statement (the “Information Statement”) is being mailed on or about August 15, 2013 to our stockholders of record as of July 16, 2013 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our issued and outstanding shares of voting stock executed a written consent dated July 16, 2013 (the “Consent”) approving an amendment (the “Amendment”) to our Articles of Incorporation, as amenended (our “Articles of Incorporation”), whereby Paragraph 3 which authorizes 150,000,000 Common Shares, $0.001 Par Value, to state that the Company is authorized to issue 150,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 20,000,000 shares of preferred stock (the “Preferred Stock”), and further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

This notice and the information statement attached hereto shall be considered the notice required under Nevada Revised Statutes (the “NRS”) 78.370.

Our Board of Directors has approved the Amendment and holders of a majority of our issued and outstanding voting stock have signed the Consent.  Accordingly, your approval is not required and is not being sought. The Amendment will be effective when the Certificate of Amendment is filed with the Secretary of State of Nevada, which is expected to occur on or after July 18, 2013.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us.  As of July 16, 2013, we had 2,894,600 shares of Common Stock issued and outstanding.  Each stockholder of record was entitled to one vote for each share of Common held on the record date.  The majority of our outstanding voting stock was required to approve the Amendment.

Please read this notice carefully.  It describes, among other things, certain information concerning the Amendment.  The form of the Amendment is attached to this Information Statement as Exhibit A.

Our principal executive office is located at 7325 Oswego Road, Liverpool, NY 13090.

HIGHLIGHT NETWORKS, INC.
7325 Oswego Road
Liverpool, New York 13090

Information Statement

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the Consent to amend our Articles of Incorporation by amending Paragraph 3 which authorizes 150,000,000 Common Shares, $0.001 Par Value, to state that the Company is authorized to issue 150,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 20,000,000 shares of preferred stock (the “Preferred Stock”), and further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof, and to be effective as of the filing of the amendment to our Articles of Incorporation with the Nevada Secretary of State.

Stockholders of record as of July 16, 2013, the date the holders of a majority of our issued and outstanding voting stock sufficient to amend our Articles of Incorporation signed the Consent, are entitled to Notice of the foregoing.

We have asked our transfer agent, brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to NRS 78.370.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Joseph C. Passalaqua
Joseph C. Passalaua
Secretary, Director
and Chief Financial Officer

August 15, 2013

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

BACKGROUND AND REASON FOR THE AMENDMENT

The Company is a development stage company. In 2013 the Company announced a new business venture in recycling, refining, metals trading and assisting in metal recovery, with a focus on precious metals refining from electronic waste. The Company's activities to date have consisted primarily of organizational and equity fund-raising activities. The Company has not yet commenced its principal revenue producing activities.

The Company’s principal executive offices are located at 7325 Oswego Road Liverpool, NY 13090. As of February 19, 2013 the Company also has a rental agreement for a warehouse property located at 6 Alder East Syracuse, NY 13057. Our telephone number is (315) 451-4722.

In order for the Company to expand its line of business, the Company needs to secure additional financing.  In order to attract new financing without incurring significant debts on its books, the Company needs to have the flexibility to offer Preferred Shares with negotiated rights in order to protect and attract these investors.

The form of Amendment is set forth in Exhibit A.  The Amendment will become effective on the date that a Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada, which is expected to occur on or after July 16, 2013.

The Consent provides the necessary corporate authorization under Nevada law to enable the filing and effectiveness of such an amendment.

NO APPRAISAL RIGHTS

Our stockholders are not entitled to appraisal rights under the NRS with respect to the Amendment.

This Information Statement does not constitute an offer of any of our securities for sale.

This notice and information statement (the “Information Statement”) is being provided to our stockholders on or about August 15, 2013.

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being sent or given to the holders of our outstanding shares of common stock, our only class of voting securities outstanding, on or about July 16, 2013.  Each holder of record of shares of our shares of common stock at the close of business on July 16, 2013, is entitled to receive a copy of this Information Statement.

FREQUENTLY ASKED QUESTIONS

The following questions and answers are intended to respond to frequently asked questions concerning the actions approved by our Board of Directors and a majority of the stockholders entitled to vote.  These questions do not, and are not intended to, address all the questions that may be important to you.  You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:           WHY AREN’T WE HOLDING A MEETING OF STOCKHOLDERS?

A:           Our Board of Directors has already approved the Charter Amendment and has received the written consent of a majority of the voting interests entitled to vote on such action.  Under the NRS these actions may be approved by the written consent of a majority of the voting interests entitled to vote on such matters.  Since we have already received written consents representing the necessary number of votes, a meeting is not necessary and represents a substantial and avoidable expense.

Q:           CAN I REQUIRE YOU TO PURCHASE MY STOCK?

A:           No. Under the NRS, you are not entitled to appraisal and purchase of your stock as a result of the Amendment to the Articles of Incorporation.

Q:           WHO WILL PAY THE COSTS OF THE CHARTER AMENDMENT?

A:           We will pay all of the costs of the Amendment to the Articles of Incorporation, including distributing this Information Statement.  To the extent applicable, we may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our shares of common stock.  We are not soliciting any proxies and will not contract you for other services in connection with the stockholder action approving the Amendment to the Articles of Incorporation.

AMENDMENT OF ARTICLES OF INCORPORATION

Our Board of Directors and stockholders holding a majority of our outstanding shares of common stock (the “Majority Stockholders”) have approved the Amendment to the Articles of Incorporation to authorize the Preferred Stock.

Increase in Authorized Capital Stock

Our articles of incorporation authorize us to issue 150,000,000 shares of common stock, par value $0.001 per share. Our Board of Directors and the Majority Stockholders have approved the Certificate of Amendment to increase our authorized capitalization to 150,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.  As of the date hereof, there are 2,894,600 shares of common stock outstanding.

The increase in authorized capital will not have any immediate effect on the rights of our existing stockholders. However, our Board of Directors will have the authority to issue authorized shares of common stock or preferred stock at such times, for such purposes and for such consideration as the Board may determine to be appropriate without requiring future stockholder approval of such issuances, except as may be required by applicable law or applicable stock exchange regulations.

Description of Securities

General

We are a Nevada corporation, and our affairs are governed by our articles of incorporation, our by-laws and the NRS.

Preferred Stock

We are not currently authorized to issue preferred stock. The Charter Amendment will create the right to issue 20,000,000 par value $0.001 of preferred stock.

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof.  Shares of preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

We do not have any current plans, proposals or arrangements, written or otherwise, to create or issue any shares of preferred stock using the “blank check” authority afforded our Board of Directors by the Certificate of Amendment.  However, our Board believes that this authority is beneficial because it provides us with increased flexibility in pursuit of equity financing.  Having authorized “blank check” preferred stock permits us to issue preferred stock for purposes that may be identified in the future, including (i) to raise additional capital or (ii) to engage in a range of investment and strategic opportunities through equity financings.  The shares of preferred stock permit our Board of Directors to undertake the foregoing actions on an expedited basis, without the delay and expense ordinarily attendant on obtaining further shareholder approvals.  In addition, our Board of Directors believes that the having authorized “blank check” preferred stock improves our ability to attract needed investment capital, as various series of the preferred stock may be customized to meet the needs of any particular transaction or market conditions. “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital.  In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies.  Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in shares of common stock.

The issuance of preferred stock could affect the relative rights of the holders of our shares of common stock. Depending on the exact powers, preferences and rights, if any, of the preferred stock as determined by our Board of Directors at the time of issuance, the voting power and economic interest of the holders of our shares of common stock may be diluted.  For example, the holders of preferred stock may be entitled to (i) certain preferences over the holders of our shares of common stock with respect to dividends or the power to approve the declaration of a dividend, (ii) in the event of liquidation of our company, receive a certain amount per share of their preferred stock before the holders of our shares of common stock receive any distribution, (iii) rights to convert their preferred stock into shares of common stock, and (iv) voting rights which would tend to dilute the voting rights of the holders of our shares of common stock. The aforementioned are only examples of how shares of our preferred stock, if issued, could result in:

•     Reduction of the amount of funds otherwise available for payment of dividends on our shares of common stock;
•	Restrictions on dividends on our shares of common stock;
•	Dilution of the voting power of our shares of common stock; and
•
Restrictions on the rights of holders of our shares of common stock to share in our assets upon liquidation until satisfaction of any liquidation preference granted to the holders of our preferred stock.

Possible Anti-Takeover Effects of the Proposed Increase in Authorized Capital Stock

The increase in authorized capital with respect to the authorized number of shares of preferred stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders.  Authorized and unissued shares of preferred stock could be issued (within the limits imposed by applicable law) in one or more transactions.  Any such issuance of additional shares of preferred stock if they are able to be converted to common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of us.

Our Board of Directors acknowledges that the issuance of preferred stock may have the effect of discouraging or thwarting persons seeking to take control of us through a corporation transaction, tender offer or a proxy fight or otherwise seeking to bring about the removal of our incumbent management.  Because the authorization of “blank check” preferred stock could be used by our Board of Directors for the adoption of a shareholder rights plan or “poison pill,” the preferred stock may be viewed as having the effect of discouraging an attempt by another person or entity to acquire control of us through the acquisition of a substantial numbers of shares of common stock.

While the Certificate of Amendment may have anti-takeover ramifications, our Board believes that the reasons for such the Certificate of Amendment set forth above outweigh any disadvantages.  To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire our company to negotiate directly with the Board, enabling the Board to consider the proposed transaction in a manner that best serves our stockholders’ interests. The Certificate of Amendment has not been made in response to, and is not being presented to deter, any effort to obtain control of us.

No Dissenters’ Rights

Under the NRS and our certificate of incorporation, holders of our voting securities are not entitled to any rights of appraisal or similar rights of dissenters with respect to the Certificate of Amendment or the Plan Adoption.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of July 16, 2013 with regard to the following criteria (i) each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and named executive officers as a group.  Under Commission rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown. Unless otherwise noted below, the address for each holder listed below is c/o HighLight Networks, Inc., 7325 Oswego Road, Liverpool, New York 13090.

The calculations of beneficial ownership and voting rights in this table are based on 2.894,600 shares of our Common Stock, outstanding as of July 16, 2013.

Names of Beneficial Owner	Beneficial Ownership Common Stock
	Shares	Percent
Principal Stockholder:

Infanto Holdings, Corp.(1)	2,000,000	69.09%

Directors and Executive Officers:

Alfonso Knoll	---	---
Joseph C. passalaqua (1)	2,000,000	69.09%

All Directors and Executive Officers as a Group (2 persons):	2,000,000	69.09%

Notes

(1)	Mr. Joseph C. Passalaqua owns one hundred percent of Infanto Holdings, Inc., the majority shareholder of the Company.

We currently have no stock options or other rights outstanding that would give any of our stockholders the right to acquire voting or investment power over additional shares of our capital stock.

DESCRIPTION OF CAPITAL STOCK

As of the date of this Information Statement, our authorized capital stock of the Company presently consists of: 150,000,000 shares of Common Stock.  At the close of business on July 16, 2013, only 2.894,600 shares of Common Stock were outstanding and entitled to vote.

The following is a summary of material provisions of our capital stock.

Common Stock

Except as otherwise provided by our articles of incorporation or Nevada law, each holder of the Common is entitled to one vote, in person or by proxy, for each share standing in such holder’s name on our stock transfer records.

Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. Our stockholders are entitled to share ratably in the assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of the preferred stock that may be outstanding in the future.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “Commission”).  These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street NE, Washington DC 20549.  Copies of such material may also be obtained from the Commission at prescribed rates.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s Edgar archives at http://sec.gov.  If you would like to receive a printed copy of these materials, please call our Investor Relations department at (315) 451-4722 or send a written request to the Company at HighLight Networks, Inc., 7325 Oswego Road, Liverpool, New York 13090, Attn: Investor Relations, and we will send a free copy to you.

By Order of the Board of Directors,

/s/Joseph C. Passalaqua
Joseph C. Passalaqua
Secretary, Director
and Chief Financial Officer

August 15, 2013

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.           Name of corporation:   HIGHLIGHT NETWORKS, INC.

2.          The articles have been amended as follows: (provide article numbers, if available)

3.	Shares:

       The Corporation is hereby authorized to issue ONE HUNDRED FIFITY MILLION (150,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) and TWENTY MILLION (20,000,000) shares of preferred stock (the “Preferred Stock”).  The Corporation further, authorizes the Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  2,000,000 out of a total of 2.894,600 issued and outstanding Common Stock.

4.           Officer Signature (Required):

/s/Joseph C. Passalaqua
Joseph C. Passalaqua
Secretary, Director and Chief Financial Officer